Exhibit 99.1

Investor Relations Contact:
Calvin Fudge
NEON Systems, Inc.
(281) 491-4200 (U.S.)
calvin.fudge@neonsys.com

NEON SYSTEMS ANNOUNCES FISCAL 2006

SECOND QUARTER FINANCIAL RESULTS

SUGAR LAND, TX (November 14, 2005) - NEON Systems, Inc. (NASDAQ: NEON) today announced financial results for its second quarter of fiscal year 2006 ended September 30, 2005. Total revenue for the second quarter of fiscal 2006 was $5.9 million, a 58% increase from $3.8 million in the second quarter of the prior year. Net income for the second quarter of fiscal year 2006 was $724,000, or $0.07 per share compared to a net loss of $566,000, or $0.06 per share for the corresponding period in the prior year. Non-GAAP net income for the second quarter of fiscal year 2006 was $1.2 million or $0.12 per share compared to a non-GAAP net loss of $399,000, or $0.04 per share. Non-GAAP results exclude amortization of acquired intangible assets; see the reconciliation of GAAP net income (loss) to non-GAAP net income (loss) below NEON’s Consolidated Statement of Operations in the accompanying financial statements.

For the six months ended September 30, 2005, total revenue was $10.2 million as compared to $7.3 million for the corresponding period in the prior year. Net loss for the six months ended September 30, 2005, was $277,000 compared to net income of $401,000 for the first six months of fiscal year 2004. Non-GAAP net income for the six months ended September 30, 2005 was $662,000, or $0.07 per share, compared to non-GAAP net income of $594,000, or $0.06 per share, in the prior year. Included in the prior year net income was a $1.2 million gain from the sale of certain notes receivable.

“We are delighted to report such a strong quarter, although we still remain focused on our annual rather than quarterly performance. The real evidence of our progress is the success we are having selling our new Shadow RTE platform to new and existing marquee customers, who strongly endorse the value proposition of a single unified platform for mainframe integration,” said Mark Cresswell, President and CEO, NEON Systems, Inc.

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NEON FY 2006 Q2- FINANCIAL EARNINGS /add 1

SECOND QUARTER HIGHLIGHTS

•                  NEON built on its technology leadership in mainframe integration by delivering Shadow RTE, the industry’s first Mainframe Services Bus (MSB) - a robust technical architecture and consolidated development environment to support SOA and Event-Driven Architectures.

•                  NEON continued to add new customers for its industry leading mainframe Web services solution, Shadow z/Services, including two new Energy industry customers, Origin Energy and Sempra Energy.

•                  NEON announced a new reseller agreement and strategic partnership that allows webMethods to extend the webMethods Fabric product suite with NEON’s Shadow RTE mainframe integration technology.

•                  NEON announced a partnership with Infosys Technologies, a global consulting and IT solutions company, to incorporate NEON’s industry leading mainframe integration tools and expertise into Infosys’ SOA & legacy modernization offerings.

CONFERENCE CALL

NEON’s management team will host a conference call at 4:30 p.m. (EDT) on Monday, November 14, 2005, to discuss its fiscal year 2006 second quarter financial results. Domestic participants may reach the conference call by calling (866-802-4355), passcode (809703). International participants should dial (703-639-1323), passcode (809703). All participants may also listen through a link on the Investor Relations page on the NEON Systems website at http://www.neonsys.com/about_us/investor_relations.asp. Please go to the Website at least fifteen minutes prior to the call to register, download and install any necessary audio software. The conference call will be available until November 21, 2005, for replay on NEON Systems’ website at http://www.neonsys.com/about_us/investor_relations.asp or by calling (888-266-2081), passcode (809703) or for international calls (703-925-2533), passcode (757683).

NEON FY 2006 Q2- FINANCIAL EARNINGS /add 2

About NEON Systems
NEON Systems, Inc. (Nasdaq:NEON) — the Mainframe Integration Experts — is a leading provider of enterprise-class mainframe integration solutions.  Shadow RTE provides the industry’s first Mainframe Services Bus (MSB) to support the entire range of requirements for Service-Oriented Architectures (SOA) and Event-Driven Architectures (EDA) - essential foundation elements needed to support the Real-time Enterprise. For organizations with significant investments in mainframe systems, Shadow RTE dramatically reduces the cost and complexity associated with mainframe integration. A single unified platform for mainframe integration translates into faster development and deployment of new, high value applications, streamlined business processes and real-time access to enterprise data and logic, regardless of where it resides within the enterprise. With extensive mainframe integration expertise, NEON is uniquely qualified to solve the complexities of supporting new business initiatives and reporting requirements that intersect with critical mainframe systems. For more information on the Powering the Real-time Enterprise, see our Web site at http://www.neonsys.com or call 800-505-NEON.

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Use OF NON-GAAP FINANCIAL INFORMATION

NEON provides non-GAAP net income/loss as an additional measure of its operating results. This measure is not in accordance with United States generally accepted accounting principles. NEON believes that non-GAAP net income/loss provides useful information to investors regarding the analysis of its results of operations, and it represents one of the financial measures management utilizes in its planning activities.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby and the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of management, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: development by competitors of new or competitive products or services, the entry into the market by new competitors, the ability to recruit and retain qualified personnel, the ability to retain customers or attract customers from other businesses, the uncertainties of whether new software products and product strategies will be successful, the sufficiency of NEON Systems’ working capital and market and general economic conditions. Please refer to the risk factors described in NEON Systems’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on June 29, 2005 for a detailed description of these risks and others that could cause actual results to differ materially from the forward-looking statements.

Copyright

The NEON logo, Shadow, Shadow Direct and Shadow Web Server are registered trademarks, and Shadow z/Connect, Shadow z/Events, Shadow z/Services and Shadow RTE are trademarks of NEON Systems, Inc. in the USA and in other select countries.  All other trademarks, service marks and product or service names are the property of their respective owners.

NEON SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	SEPTEMBER 30, 2005	MARCH 31, 2005
	(UNAUDITED)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$16,465	$13,317
Accounts receivable, net	4,753	5,056
Notes receivable, net	—	4,260
Prepaid and other current assets	994	1,112
Total current assets	22,212	23,745

Property and equipment, net	642	725
Acquired intangibles, net	7,447	8,386
Goodwill	9,594	9,594
Other assets	538	550
Total assets	$40,433	$43,000

LIABILITIES & STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$1,811	$3,359
Deferred revenue	7,081	7,485
Total current liabilities	8,892	10,844

Non-current Liabilities:
Accrued liabilities	594	678
Deferred revenue	3,737	4,138
Deferred income taxes	478	493
Total liabilities	13,701	16,153

STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value. Authorized 10,000,000 shares; no shares issued and outstanding	—	—
Common stock, $.01 par value. Authorized 30,000,000 shares; 9,558,198 and 9,499,544 shares issued and outstanding at September 30, 2005 and March 31, 2005, respectively	105	104
Additional paid-in capital	54,829	54,708
Treasury stock, 913,400 shares at cost	(2,649)	(2,649)
Accumulated other comprehensive loss	(378)	(418)
Accumulated deficit	(25,175)	(24,898)
Total stockholders’ equity	26,732	26,847
Commitments and contingencies

Total liabilities and stockholders’ equity	$40,433	$43,000

NEON SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	THREE MONTHS ENDED SEPTEMBER 30,		SIX MONTHS ENDED SEPTEMBER 30,
	2005	2004	2005	2004
Revenues:
License	$2,860	$1,186	$3,846	$2,289
Maintenance	2,891	2,497	5,911	4,916
Service	192	73	478	121
Total revenues	5,943	3,756	10,235	7,326

Cost of revenues:
Cost of license	477	164	953	196
Cost of maintenance	344	373	655	736
Cost of service	80	—	186	—
Total cost of revenues	901	537	1,794	932

Gross profit	5,042	3,219	8,441	6,394

Operating expenses:
Sales and marketing	2,319	1,658	4,486	3,241
Research and development	1,302	1,294	2,662	2,278
General and administrative	997	902	2,091	1,803
Total operating expenses	4,618	3,854	9,239	7,322

Operating income (loss)	424	(635)	(798)	(928)

Gain on sale of notes receivable	250	—	336	1,215
Interest and other income, net	117	69	265	114

Income (loss) before income taxes	791	(566)	(197)	401
Income taxes	67	—	80	—
Net income (loss)	$724	$(566)	$(277)	$401

Earnings per common share — basic:
Net income (loss)	$0.08	$(0.06)	$(0.03)	$0.04

Earnings per common share — diluted:
Net income (loss)	$0.07	$(0.06)	$(0.03)	$0.04

Weighted average shares outstanding:
Basic	9,558	9,266	9,534	9,092
Diluted	9,660	9,266	9,534	9,459

Reconciliation of GAAP net income (loss) to non-GAAP net income (loss):

Net income (loss), GAAP	$724	$(566)	$(277)	$401
Amortization of acquired intangible assets	469	167	939	193
Net income (loss), non-GAAP	$1,193	$(399)	$662	$594

Net income (loss) per share – diluted, non-GAAP	$0.12	$(0.04)	$0.07	$0.06